UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On November 9, 2010, BMP Sunstone Corporation (the “Company”) announced by press release and earnings conference call its financial results for the third quarter ended September 30, 2010, and certain other information. The information contained in the press release, which is attached to this Form 8-K as Exhibit 99.1, is incorporated by reference herein and is furnished only pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Exhibit 99.1 to this Form 8-K contains certain financial measures that are considered “non-GAAP financial measures” as defined in the Securities and Exchange Commission (“SEC”) rules. Exhibit 99.1 to this Form 8-K also contains the reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles.

The non-GAAP financial measures presented in Exhibit 99.1 to this Form 8-K include non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share, non-GAAP gross profit and EBITDA, each of which the Company’s management believes provides useful information to investors regarding the Company’s results of operations. The Company’s management believes such information more accurately portrays the operational performance of the business given the significant non-cash charges of the Company. The Company’s management uses the non-GAAP financial measures to determine and evaluate, on an on-going basis, the performance of each of its subsidiaries and the consolidated performance of the Company as a whole. The significant non-cash charges of the Company include the following: stock based compensation, amortization of debt discount and issuance costs and amortization related to acquisitions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: November 12, 2010	By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated November 9, 2010.